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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 8, 2002, on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. and Subsidiaries as of December 30, 2001 and December 31, 2000, and for the years ended December 30, 2001, December 31, 2000 and January 2, 2000, which appear or are incorporated by reference in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended December 30, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio
October 8, 2002